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                                                                    EXHIBIT 23.4

                               March 25, 2004


Capitol Bancorp Limited
200 Washington Square North, 4th Floor
Lansing, Michigan  48933

      RE: SUNRISE BANK OF SAN DIEGO

Ladies and Gentlemen:

      JMP Financial, Inc. hereby consents to your including a copy of the fairness opinion in the proxy statement/prospectus with regards to Sunrise Bank of San Diego and to the reference to this firm in the proxy statement/prospectus as financial advisor to Sunrise Bank of San Diego and under the caption "Opinion of Financial Adviser".

                                    Very truly yours,

                                    /s/ John Palffy
                                    -----------------------------
                                    John Palffy
                                    President